UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[  ]   Preliminary Information Statement       [  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[X]  Definitive Information Statement

POSITIVEID CORPORATION

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

POSITIVEID CORPORATION

1690 SOUTH CONGRESS AVENUE, SUITE 201

DELRAY BEACH, FLORIDA 33445

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Stockholders of PositiveID Corporation:

The accompanying Information Statement is being furnished to the holders (“Stockholders”) of shares of the common stock, par value $0.0001 per share (“Common Stock”), of PositiveID Corporation, a Delaware corporation (the “Company” or “PositiveID”). The Board of Directors of the Company (the “Board”) is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you that on April 5, 2017, the Company received written consent in lieu of a meeting of Stockholders (the “Written Consent”) from holders of shares of voting securities representing approximately 84% of the total issued and outstanding shares of voting stock of the Company and a unanimous written consent of the Board to approve the following:

●	the granting of discretionary authority to the Board, at any time for a period of 12 months after the date of the Written Consent, to authorize the adoption of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s common stock at a ratio between 1 for 1,000 to 1 for 3,000, such ratio to be determined by the Board, or to determine not to proceed with the reverse stock split (the “Reverse Stock Split”);

●	the granting of discretionary authority to the Board for a period of 12 months after the date of the Written Consent, to authorize the adoption of an amendment to the Certificate of Incorporation to decrease the Company’s authorized capital stock, from 20,000,000,000 shares down to an amount not less than 50,000,000 shares, such decrease to be determined by the Board, or to determine not to proceed with the decrease in authorized capital stock (the “Decrease in Authorized Shares”).

The Reverse Stock Split and the Decrease in Authorized Shares (collectively, the “Amendments” or “Actions”) are more fully described in the accompanying Information Statement. The Written Consent was in accordance with the Delaware General Corporation Law, our Certificate of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the stockholders may also be taken by the written consent of the holders of a majority of the voting power of the Company’s stockholders to approve the action at a meeting. The accompanying Information Statement is being furnished to all of our stockholders in accordance with Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission thereunder, solely for the purpose of informing our Stockholders of the action taken by the Written Consent before they become effective.

We are furnishing this Information Statement to Stockholders in satisfaction of the notice requirement under Section 228 of the Delaware General Corporation Law (“DGCL”). No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents are afforded to Stockholders as a result of the approval of the Amendments.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the Amendments can be filed with the Secretary of State of the State of Delaware and become effective is twenty (20) calendar days after this Information Statement is first sent to the Stockholders. A form of the Amendments is attached to this Information Statement as Annex A.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO STOCKHOLDERS ON OR ABOUT 17, 2017. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

April 13, 2017
William J. Caragol
Chairman of the Board of Directors
Chief Executive Officer

POSITIVEID CORPORATION

1690 SOUTH CONGRESS AVENUE, SUITE 201

DELRAY BEACH, FLORIDA 33445

INFORMATION STATEMENT

April 13, 2017

Action by Written Consent of Majority Stockholders

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

In this Information Statement we refer to PositiveID Corporation, a Delaware corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is being furnished by the Board of Directors of the Company (the “Board”), to inform the holders (“Stockholders”) of common stock, par value $0.0001 per share (the “Common Stock”), as of April 5, 2017, of action already approved by written consent (the “Written Consent”) of holders of shares of voting securities representing approximately 84% of the total issued and outstanding shares of voting stock of the Company on April 5, 2017.

Action by Written Consent

The following actions were approved by holders of shares of voting securities representing approximately 84% of the total issued and outstanding shares of voting stock of the Company pursuant to the Written Consent, in lieu of a special meeting:

●	the granting of discretionary authority to the Board, at any time for a period of 12 months after the date of the Written Consent, to authorize the adoption of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s common stock at a ratio between 1 for 1,000 to 1 for 3,000, such ratio to be determined by the Board, or to determine not to proceed with the reverse stock split (the “Reverse Stock Split”);

●	the granting of discretionary authority to the Board for a period of 12 months after the date of the Written Consent, to authorize the adoption of an amendment to the Certificate of Incorporation to decrease the Company’s authorized capital stock, from 20,000,000,000 shares down to an amount not less than 50,000,000 shares, such decrease to be determined by the Board, or to determine not to proceed with the decrease in authorized capital stock (the “Decrease in Authorized Shares”).

This Information Statement is being furnished to all of our Stockholders in accordance with Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our Stockholders of the Actions taken by the Written Consent before they become effective.

The Board has fixed the close of business on April 5, 2017, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement. This Information Statement will be mailed on or about April 17, 2017 to Stockholders of Record as of the Record Date.

Pursuant to the Written Consent, holders of shares of voting securities representing approximately 84% of the total issued and outstanding shares of voting stock of the Company approved the Reverse Stock Split and the Decrease in Authorized Shares.

The Actions were unanimously approved by our Board on April 5, 2017.

This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board and the holders of shares of voting securities representing approximately 84% of the total issued and outstanding shares of voting stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The DGCL, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

This Information Statement is being furnished to you pursuant to Section 14C of the Securities Exchange Act of 1934, as amended, to notify our Stockholders of certain corporate actions taken by the holders of shares of voting securities representing approximately 84% of the total issued and outstanding shares of voting stock of the Company pursuant to the Written Consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Actions as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the holders of shares of voting securities representing approximately 84% of the total issued and outstanding shares of voting stock of the Company to reduce the costs and implement the Actions in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock as of record on the Record Date is entitled to notice of the Actions to be taken pursuant to the Written Consent.

What Vote is Required to Approve the Actions?

As of the Record Date, there were 7,689,946,101 shares of our Common Stock issued and outstanding, 3,097 shares of Series II Preferred Stock, which are convertible into 17,700,477,017 shares of Common Stock, issued and outstanding (the “Series II Conversion Shares”), and 71 shares of Series J Preferred Stock issued and outstanding. The Series J Preferred Stock does not have voting rights. As each Series II Conversion Share has the equivalent of 25 votes on each matter submitted to stockholders, the holders of the Series II Preferred Stock have control of 442,511,925,419 voting shares. Accordingly, the total aggregate amount of shares entitled to vote regarding the approval of the Actions is 450,201,871,520. Pursuant to Section 228 of the DGCL, at least a majority of the voting equity of the Company, or at least 225,100,935,761 votes, are required to approve the Actions by written consent.

Our majority stockholders consist of our CEO and Chairman, William J. Caragol, our President, Lyle L. Probst, and our three non-employee directors, Jeffrey Cobb, Michael Krawitz, and Ned L. Siegel (collectively, the “Majority Stockholders”). As of the Record Date, the Majority Stockholders held 93,468 shares of Common Stock, and 2,632 shares of our Series II Preferred Stock, par value $0.001 per share (the “Series II Preferred Stock”) which are convertible into 15,055,358,295 shares of Common Stock and equals 376,383,957,382 voting shares. The Majority Stockholders, which hold in the aggregate 376,384,050,850 shares entitled to vote (and therefore having 84% of the total voting power of all outstanding voting capital), have voted in favor of the Actions thereby satisfying the requirement that at least a majority of the voting equity vote in favor of a corporate action by written consent. Therefore, no other stockholder consents will be obtained in connection with this Information Statement.

Series I Convertible Preferred Stock and Exchange for Series II Preferred Stock

On September 30, 2013, the Company issued 413 shares of Series I Preferred Stock to the Majority Stockholders and one other executive. On December 31, 2013 and January 14, 2014, an additional 587 shares of Series I were issued for 2013 and 2014 management and director compensation. On January 12, 2015, an additional 625 shares of Series I were issued for 2014 management compensation and 2015 director compensation as well as compensation to one consultant. On December 22, 2015, an additional 400 shares of Series I were issued for 2016 management and director equity compensation. Each share of the Series I Preferred Stock is convertible into the Common Stock, at stated value plus accrued dividends, at the closing bid price on the issuance date, any time at the option of the holder and by the Company in the event that the Company’s closing stock price exceeds 400% of the conversion price for 20 consecutive trading days. The Series I Preferred Stock had voting rights equivalent to 25 votes per common share equivalent. On August 11, 2016, the Board agreed to exchange 2,025 shares of its Series I Preferred, which shares had a stated value of $2,261,800, held primarily by its Majority Stockholders and one other executive, for 2,262 shares of Series II Preferred (the “Exchange”). Pursuant to the Exchange each existing holder of Series I Preferred exchanged their Series I Preferred shares for Series II Preferred shares having equivalent stated value, maintaining the same voting rights as they had as holders of the Series I Preferred. On March 29, 2017, 835 shares of Series II Preferred Stock were issued for 2016 management compensation and 2017 director compensation. As of the Record Date, there were 3,097 shares of Series II Preferred Stock outstanding. As each share of Series II has the equivalent of 25 votes, there are a total of 442,511,925,419 voting shares held by the holders of the Series II Preferred, and 376,383,957,382 voting shares of Series II held by the Majority Stockholders.

	Number of shares of Common Stock/Series II Preferred Stock held by such Stockholder
Name of Majority Stockholders	Common Stock	Series II Preferred Stock	Series II on an as-Converted Basis	Votes of Series II on an as-Converted Basis	Number of Votes that Voted in Favor of the Actions	Percentage of Voting Equity that Voted in Favor of the Actions
William J. Caragol	44,668	1,327	7,606,924,505	190,173,112,633	190,173,157,302	42.2%
Lyle L. Probst	12,226	706	4,022,516,286	100,562,907,154	100,562,919,380	22.3%
Jeffrey Cobb	11,496	204	1,166,984,475	29,174,611,872	29,174,623,368	6.5%
Michael Krawitz	12,456	219	1,253,564,384	31,339,109,589	31,339,122,045	7.0%
Ned L. Siegel	12,622	176	1,005,368,645	25,134,216,134	25,134,228,755	5.6%
Total	93,468	2,632	15,055,358,295	376,383,957,382	376,384,050,850	83.6%

Do I have appraisal rights?

Neither the DGCL nor our Certificate of Incorporation or bylaws provide our Stockholders with appraisal rights in connection with any of the Actions discussed in this Information Statement.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board and the Majority Stockholders.

ACTION I

THE GRANTING OF DISCRETIONARY AUTHORITY TO THE BOARD, AT ANY TIME FOR A PERIOD OF 12 MONTHS AFTER THE DATE OF THE WRITTEN CONSENT, TO AUTHORIZE THE ADOPTION OF AN AMENDMENT TO THE COMPANY’S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED (THE “CERTIFICATE OF INCORPORATION”), TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO BETWEEN 1 FOR 1,000 TO 1 FOR 3,000, SUCH RATIO TO BE DETERMINED BY THE BOARD, OR TO DETERMINE NOT TO PROCEED WITH THE REVERSE STOCK SPLIT

The Board approved a resolution to authorize the adoption of an amendment to the Certificate of Incorporation to effect a reverse stock split of the Common Stock at any time during the next 12 months at a ratio between 1:1,000 to 1:3,000, such ratio to be determined by the Board, or to determine not to proceed with the Reverse Stock Split (the “Reverse Stock Split”).

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE TREATMENT OF FRACTIONAL SHARES, AS EXPLAINED BELOW UNDER THE CAPTION “FRACTIONAL SHARES.”

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING STOCKHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES MAY REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED.

Reasons for Reverse Stock Split

The Board believes it is in the best interests of the Company and its Stockholders to have the authority, in their discretion, to effect a reverse stock split to reduce the number of issued and outstanding shares, or to determine not to proceed with the Reverse Stock Split. Immediately following the completion of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding or held in treasury would be reduced proportionately based on the reverse stock split ratio between 1-for-1,000 to 1-for-3,000, as determined by the Board. A reverse stock split by a publicly traded company reduces the number of shares outstanding, but leaves the market capitalization of the company the same, which results in an increase in the price per share of the company’s stock. Put another way, after a reverse stock split, the enterprise value of the company is spread over fewer shares and so the per share price of the stock will be higher.

The Board believes implementing a reverse stock split is likely to increase the market price for the Common Stock as fewer shares will be outstanding. The Board further believes that the increased market price of the Common Stock expected as a result of implementing the reverse stock split may improve marketability and liquidity of the Common Stock and encourage interest and trading in the Common Stock. Since the beginning of the year, the trading price of the Common Stock has declined approximately 71%, due in the large part to the Company’s use of convertible note financing. As the trading price of the Common Stock decreases, the likelihood increases that the Board will effect the Reverse Stock Split at the higher end of the ratio, and the Board will choose to implement the Reverse Stock Split approximately twenty (20) calendar days after this Information Statement is first sent to Stockholders. The Reverse Stock Split would decrease the number of outstanding shares but not the number of authorized shares. This Action is not being made in connection with any going-private transaction, nor does management currently have any intention to effectuate the privatization of the Company. There can be no assurance that the reverse stock split will result in the benefits described above. The Company cannot assure you that the reverse stock split will not further adversely impact the market price of the Common Stock.

Implementation and Effects of the Reverse Stock Split

If the Board elects to implement a Reverse Stock Split, which the Board may choose not to do at its discretion, the Reverse Stock Split would have the following effects:

●	the number of shares of the Common Stock owned by each Stockholder will automatically be reduced proportionately based on the reverse stock split ratio determined by the Board;

●	a proportionate adjustment will be made to the par value of the Common Stock, such that the stated value of the Company’s capital will be reduced;

●	the number of shares of the Common Stock issued and outstanding will be reduced proportionately;

●	proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of the Common Stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split;

●	a proportionate adjustment will be made to the per share conversion price under the terms of the Company’s outstanding convertible promissory notes, Series II Preferred Stock, and Series J Preferred Stock.

The table set forth below illustrates the Company’s hypothetical capitalization subsequent to a reverse stock split in varying ratios with the ratio of 1-for-3,000 being the maximum ratio which may be effectuated by the Board pursuant to the Written Consent. This hypothetical model is based on the total number of shares issued and outstanding as of the Record Date and gives effect to the Reverse Stock Split, as well as shares of Common Stock issued and outstanding and issuable upon the conversion/exercise of notes payable, options and warrants.

Hypothetical Reverse Stock Split Ratio		Shares of common stock issued and outstanding following Reverse Stock Split	Shares of common stock issued and outstanding and issuable upon the conversion/exercise of notes payable, options and warrants	Shares of common stock available for future issuance following Reverse Stock Split
1:	1,000	7,689,946	59,659,150	19,927,650,903
1:	2,000	3,844,973	29,829,575	19,961,325,452
1:	3,000	2,563,315	19,886,383	19,972,550,301

The Reverse Stock Split will be effected simultaneously for all of the Common Stock and the reverse split ratio will be the same for all of the Common Stock. The Reverse Stock Split will affect all of the Stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of the Company’s stockholders owning a fractional share. As described below, Stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer shares than the to-be-determined reverse split ratio, however that is not the purpose for which the Company is effecting the Reverse Stock Split. The Company will continue to be subject to the periodic reporting requirements of the Securities and Exchange Act of 1934, as amended.

The Board may decide not to proceed with the Reverse Stock Split for various reasons including general stock market/business conditions, or if it were to enter into a strategic transaction or financing that eliminates all or the majority of the Company’s convertible debt. However, in all likelihood, the Board will implement the Reverse Stock Split by filing an amendment to its Certificate of Incorporation approximately twenty (20) calendar days after this Information Statement is first sent to Stockholders, and effectuate the Reverse Stock Split in the marketplace as soon as practicable thereafter.

Potential for Significant Dilution of Equity Interest

The Reverse Stock Split will not affect the rights of Stockholders or any Stockholder’s proportionate equity interest in the Company, subject to the treatment of fractional shares. At this time the Company has no plans to issue such additional shares, other than (i) as required for existing and additional financings, (ii) for conversion of the Series I Preferred Stock, (iii) for conversion of the Series II Preferred Stock, (iv) for conversion of the Series J Preferred Stock, and (v) as compensation and incentives to employees and directors under the Company’s existing stock incentive plans and other arrangements that may be undertaken.

The future issuance of such authorized shares may have the effect of diluting the Company’s earnings per share and book value per share, as well as the stock ownership and voting rights of the current holders of outstanding shares of the Common Stock. The effective increase in the number of authorized but unissued shares of the Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Certificate of Incorporation or the Company’s By-laws.

Fractional Shares

No scrip or fractional share certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of the Common Stock not evenly divisible by the reverse split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Common Stock on the effective date of the reverse stock split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Authorized Shares

As of the Record Date, we had 19,995,000,000 shares of Common Stock authorized, 7,689,946,101 shares of our Common Stock issued and outstanding, 6,292,249 shares of our Common Stock reserved for issuance pursuant to stock option agreements and warrants, and 12,305,053,899 shares reserved for the conversion of notes payable and preferred stock. As a result of the reverse stock split, the number of shares remaining available for future issuance under the Company’s authorized pool of Common Stock would increase.

These authorized but unissued shares of common and preferred stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of businesses or assets and sales of stock or securities convertible into Common Stock. The Company believes that the availability of the authorized but unissued shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If the Company issues additional shares, the ownership interests of holders of the Common Stock may be diluted. Also, if the Company issues shares of its preferred stock, the issued shares may have rights, preferences and privileges senior to those of its Common Stock.

Other Effects on Issued and Outstanding Shares

If the Reverse Stock Split is implemented, the rights and preferences of the issued and outstanding shares of the Common Stock would remain the same after the reverse stock split. Each share of Common Stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable.

In addition, the Reverse Stock Split would result in some stockholders owing “odd-lots” of fewer than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Board chooses to effect the Reverse Stock Split, it would be implemented by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective at the time specified in the Certificate of Amendment, which will most likely be immediately after the filing of the Certificate of Amendment and which the Company refers to as the “effective time.” Beginning at the effective time, each certificate representing shares of the Common Stock before the reverse stock split will automatically be deemed for all corporate purposes to evidence ownership based on the reverse stock split ratio, between 1-for-1,000 to 1-for-3,000 shares of the Common Stock after the Reverse Stock Split. All shares issuable upon exercise or conversion of outstanding convertible promissory notes, stock options, warrants, Series II Preferred Stock, Series J Preferred Stock, or other securities will automatically be adjusted.

As soon as practicable after the effective time, stockholders will be notified that the Reverse Stock Split has been effected. The Company expects that its transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Stockholders of record will receive a letter of transmittal requesting that they surrender the stock certificates they currently hold for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split will continue to be valid and will represent the adjusted number of shares rounded down to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split. It does not purport to be a complete discussion of all the possible United States federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of our Common Stock held by our Stockholders before the Reverse Stock Split were, and the shares of our Common Stock held after the Reverse Stock Split will be, held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a Stockholder may vary depending upon the particular facts and circumstances of such Stockholder. Each stockholder is urged to consult with such Stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

Other than the cash payments for fractional shares discussed below, no gain or loss will be recognized by a Stockholder upon such Stockholder’s exchange of shares held before the Reverse Stock Split for shares after the Reverse Stock Split. The aggregate tax basis of the shares of the Common Stock received in the Reverse Stock Split (including any fraction of a share deemed to have been received) will be the same as the Stockholder’s aggregate tax basis in the shares of our Common Stock exchanged therefor. In general, Stockholders who receive cash instead of their fractional share interests in the shares of our Common Stock as a result of the Reverse Stock split will recognize a gain or loss based on their adjusted basis in the fractional share interests redeemed. The Stockholder’s holding period for the shares of our Common Stock after the Reverse Stock Split will include the period during which the Stockholder held the shares of our Common Stock surrendered in the Reverse Stock Split.

This summary of certain material United States federal income tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service, the Company or the courts. Accordingly, each Stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

ACTION II

THE GRANTING OF DISCRETIONARY AUTHORITY TO THE BOARD, FOR A PERIOD OF 12 MONTHS AFTER THE DATE OF THE WRITTEN CONSENT, TO AUTHORIZE THE ADOPTION OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO DECREASE THE COMPANY’S AUTHORIZED CAPITAL STOCK, FROM 20,000,000,000 SHARES DOWN TO AN AMOUNT NOT LESS THAN 50,000,000 SHARES, SUCH DECREASE TO BE DETERMINED BY THE BOARD, OR TO DETERMINE NOT TO PROCEED WITH THE DECREASE IN AUTHORIZED CAPITAL STOCK

The Certificate of Incorporation authorizes the issuance of 19,995,000,000 shares of Common Stock, par value of $0.0001 per share, and 5,000,000 shares of preferred stock, par value of $0.001 per share. On April 5, 2017, the Board approved the Decrease in Authorized Shares to authorize the decrease the Company’s authorized capital stock from 20,000,000,000 shares to an amount not less than 50,000,000 shares, such that the capital stock of the Company will consist of not less than 45,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share.

The Company’s leadership, at the Board’s discretion, plans to file the Decrease in Authorized Shares with the Secretary of State of Delaware. The decrease in our authorized capital stock will become effective on the date of filing.

As of the Record Date, we had 19,995,000,000 authorized shares of Common Stock, of which 7,689,946,101 shares were issued and outstanding, and 5,000,000 authorized shares of preferred stock, of which 3,168 shares were issued and outstanding. The remaining 12,305,053,899 authorized shares of Common Stock are reserved for issuance pursuant to convertible notes and preferred stock.

Purposes of the Decrease in Authorized Shares

The principal purpose of the Decrease in Authorized Shares is to more closely align our capital structure. While the Reverse Stock Split’s ratio has yet to be determined, any such action will create a sharp reduction in the number of outstanding shares of Common Stock and would, with no further action by us, result in a significant disparity in the ratio of our outstanding to authorized shares of Common Stock. By implementing the Decrease in Authorized Shares following the Reverse Stock Split, we will still have a sufficient number of authorized shares of both Common Stock and preferred stock that will afford us maximum flexibility to issue shares of either class in the future while allowing us to have a proportionate capital structure.

Further, each year, we are required to make franchise tax payments to the State of Delaware in an amount determined, in part, by the total number of shares of stock we are authorized to issue. Therefore, the amount of this tax will be decreased if we reduce the number of authorized shares of our Common Stock (unless before and after such reduction, we are subject to the maximum tax amount). While the exact amount of such cost savings will depend on a number of factors, and could change year to year, we estimate the amount of tax savings could be in excess of $100,000 in 2017 based on the current Delaware law.

Effect of the Decrease in Authorized Shares

If the Board elects to file an amendment for the Decrease in Authorized Shares, it will have the immediate effect of reducing the total amount of authorized Common Stock and preferred stock as specified above. Unlike the Reverse Stock Split, it will have no impact on the number of shares you own.

No Dissenters’ Rights

Under the DGCL, the Company’s Stockholders are not entitled to dissenters’ rights with respect to the Reverse Stock Split or the Decrease in Authorized Shares, and the Company will not independently provide Stockholders with any such right.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

As disclosed under the section entitled “Action by Written Consent,” the Board and Majority Stockholders of the Company further approved the Actions. The Company’s officers hold preferred shares that give them voting control of the Company.

As of the Record Date our officers, directors and management (in addition to the five people who make up the Majority Stockholders, this includes Allison Tomek, our Senior Vice President of Corporate Development, Kimothy Smith, our Chief Technology Advisor, Kent Murray, our Senior Vice President of Finance, and Gary O’Hara, our Chief Technology Officer) have an aggregate of 442,511,931,418 votes on any matter brought to a vote of the holders of our Common Stock, or up to 98% of the total vote, including an aggregate 442,511,925,419 votes, or up to 98% of the total vote, through the ownership of Series II Preferred Stock. As a result, our officers, directors, and management have voting control over the 450,201,871,520 of the outstanding voting shares of the Company.

Except the foregoing and disclosed elsewhere in this Information Statement, since January 1, 2017, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	Any director or officer of our corporation;

2.	Any proposed nominee for election as a director of our corporation; and

3.	Any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

OUTSTANDING VOTING SECURITIES

As of the Record Date related to the Written Consent, the Company had 7,689,946,101 shares of Common Stock issued and outstanding, and there were 3,097 shares of Series II Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Each share of Series II Preferred stock is entitled to 25 votes for each share of Common Stock that the Series II Preferred stock is convertible into, which is the equivalent of 442,511,925,419 votes as of the Record Date.

On April 5, 2017, the holders of 84% of the voting rights, equivalent to 376,384,050,850 voting shares (including shares of our Series II Preferred Stock on an as-converted basis), executed and delivered to the Company the Written Consent approving the Actions set forth herein. Since the Actions have been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DGCL provides in substance that unless the Company’s certificate of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of shares of our Common Stock as of the Record Date by:

●	each of our directors;

●	each of our named executive officers;

●	all of our executive officers and directors as a group; and

●	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our Common Stock shown opposite such person’s name. The percentage of beneficial ownership is based on 7,689,946,101 shares of our Common Stock outstanding as of the Record Date. Unless otherwise noted below, the address of the persons and entities listed in the table is c/o PositiveID Corporation, 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445. Including the voting rights associated with the Company’s 3,097 shares of Series II Preferred Stock, the named executive officers and directors have the right to 376,384,050,850 votes. The percentage of voting rights in the table below assumes that all Series II shares held by directors and named officers are voted in any instance requiring stockholder vote.

The beneficial owners of all issued shares have voting rights over such shares, whether or not such owners have dispositive powers with respect to the shares, and such shares are included in each person’s beneficial ownership amount. For the avoidance of doubt, if a beneficial owner does not have dispositive powers with respect to certain shares, each such person maintains voting control over these shares, and such shares are included in the determination the person’s beneficial ownership amount.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Outstanding Shares (%)	Percent of Voting Rights (%)
Five Percent Stockholders:
William J. Caragol (1)	7,607,139,174	30.5%	42.2%
Lyle L. Probst (2)	4,022,631,012	16.1%	22.3%
Dominion Capital LLC (3)	768,225,615	9.9%	* %
Union Capital, LLC (4)	768,225,615	9.9%	* %
Michael E. Krawitz (5)	1,253,637,880	5.0%	7.0%
Jeffrey S. Cobb (6)	1,167,056,786	4.7%	6.5%
Ned L. Siegel (7)	1,005,442,067	4.0%	5.6%

Named Executive Officers and Directors:
William J. Caragol (1)	7,607,139,174	30.5%	42.2%
Lyle L. Probst (2)	4,022,631,012	16.1%	22.3%
Michael E. Krawitz (5)	1,253,637,880	5.0%	7.0%
Jeffrey S. Cobb (6)	1,167,056,786	4.7%	6.5%
Ned L. Siegel (7)	1,005,442,067	4.0%	5.6%
Executive Officers and Directors as a group (5 persons) (8)	15,055,906,918	60.3%	83.6%

*Less than 1%

(1)	Mr. Caragol beneficially owns 7,607,139,174 shares which include 44,668 shares of common stock and 170,000 options directly owned by Mr. Caragol. Mr. Caragol has sole voting power over 44,668 shares of our common stock. Mr. Caragol has sole dispositive power over 7,890 shares of our common stock. Mr. Caragol lacks dispositive power over 36,778 shares which are restricted as to transfer until January 1, 2018. Mr. Caragol owns 1,077 shares of Series II Preferred, which may convert to 7,606,924,505 shares of common stock. The Series II Preferred vests on January 1, 2019. On January 7, 2016, Mr. Caragol was granted 500,000 stock options, which vest: (i) 170,000 on January 1, 2017; (ii) 165,000 on January 1, 2018; (iii) 165,000 on January 1, 2019. Only the vested options are included in the table above.

(2)	Includes 12,226 shares of our common stock and 102,500 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of the Record Date. Mr. Probst lacks dispositive power over 12,226 shares, which are restricted until January 1, 2018. Mr. Probst owns 456 shares of Series II Preferred, which may convert to 4,022,516,286 shares of common stock. The Series II Preferred vests on January 1, 2019. On January 7, 2016, Mr. Probst was granted 300,000 stock options, which vest: (i) 102,000 on January 1, 2017; (ii) 99,000 on January 1, 2018; (iii) 99,000 on January 1, 2019. Only the vested options are included in the table above.

(3)	Dominion Capital LLC (“Dominion”), and Dominion’s managing members Mikhail Gurevich and Daniel Kordash, may be deemed to beneficially own shares of common stock beneficially owned by Dominion, including shares issuable to Dominion upon conversion of a series of convertible notes. The address of the principal business office of Dominion is 3 Fraser Lane, Westport, Connecticut 06880. Voting and dispositive power with respect to the shares owned by Dominion is exercised by Messrs. Gurevich and Kordash. Each of Dominion and Messrs. Gurevich and Kordash disclaims beneficial ownership or control of any of the securities listed above as control may be deemed to be held by the other members of Dominion. However, by reason of the provisions of Rule 13d-3 of the Exchange Act, as amended, Dominion or Messrs. Gurevich and Kordash may be deemed to beneficially own or control the shares owned by Dominion.

(4)	Union Capital, LLC (“Union”), and Union’s managing member Yakov Borenstein, may be deemed to beneficially own shares of common stock beneficially owned by Union, including shares issuable to Union upon conversion of a series of convertible notes. The address of the principal business office of Union is 525 Norton Parkway, New Haven, CT 06511. Voting and dispositive power with respect to the shares owned by Union is exercised by Mr. Borenstein. Each of Union and Mr. Borenstein disclaims beneficial ownership or control of any of the securities listed above as control may be deemed to be held by the other members of Union. However, by reason of the provisions of Rule 13d-3 of the Exchange Act, as amended, Union and Mr. Borenstein may be deemed to beneficially own or control the shares owned by Union.

(5)	Includes 12,456 shares of our common stock and 61,040 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of the Record Date. Mr. Krawitz lacks dispositive power over 2,000 shares, which are restricted until January 1, 2018. Mr. Krawitz owns 169 shares of Series II Preferred, which may convert to 1,253,564,384 shares of common stock. The Series II Preferred vests on January 1, 2019.

(6)	Includes 11,496 shares of our common stock and 60,815 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of the Record Date. Mr. Cobb lacks dispositive power over 1,200 shares, which are restricted until January 1, 2018. Mr. Cobb owns 154 shares of Series II Preferred, which may convert to 1,166,984,475 shares of common stock. The Series II Preferred vests on January 1, 2019.

(7)	Includes 12,622 shares of our common stock and 60,800 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of the Record Date. Mr. Siegel lacks dispositive power over 2,400 shares, which are restricted until January 1, 2018. Mr. Siegel owns 126 shares of Series II Preferred, which may convert to 1,005,368,645 shares of common stock. The Series II Preferred vests on January 1, 2019.

(8)	Includes shares of our common stock beneficially owned by current executive officers and directors and shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of the Record Date, in each case as set forth in the footnotes to this table.

INFORMATION STATEMENT COSTS

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our Common Stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our Common Stock.

HOUSEHOLDING OF INFORMATION STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to c/o PositiveID Corporation, 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address or calling Allison Tomek at (561) 805-8044.

By Order of the Board of Directors

April 13, 2017
William J. Caragol
Chairman of the Board of Directors
Chief Executive Officer

Annex A

FORM OF CERTIFICATE OF AMENDMENT

TO

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,

OF

POSITIVEID CORPORATION

PositiveID Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law, through its duly authorized officer and by authority of its Board of Directors, does hereby certify that:

1. The name of the corporation (hereinafter called the “Corporation”) is PositiveID Corporation, formerly known as VeriChip Corporation. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was November 29, 2001.

2. The Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments (the “Certificate of Amendment”) to the Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation be amended by changing Section 4.1 of Article “IV” so that, as amended, Section 4.1 shall be and read as follows:

“Section 4.1 Authorized Capital Stock

The total number of shares of all classes of capital stock which the Corporation is authorized to issue is [        ] shares, consisting of [        ] shares of common stock, par value $0.0001 per share (the “Common Stock”) and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

No holder of stock of any class or series of the Corporation, whether now or hereafter authorized or issued, shall be entitled, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, or of any securities convertible into stock of any class or series, or to which are attached or with which are issued warrants or rights to purchase any such stock, whether now or hereafter authorized, issued or sold, whether issued for moneys, property or services, or by way of dividend or otherwise, or any right or subscription to any thereof, other than such, if any, as the Board of Directors in its discretion may from time to time fix, pursuant to authority hereby conferred upon it; and any shares of stock or convertible obligations with warrants or rights to purchase any such stock, which the Board of Directors may determine to offer for subscription, may be sold without being first offered to any of the holders of the stock of the Corporation of any class or classes or series or may, as the Board of Directors may determine, be offered to holders of any class or classes or series of stock exclusively or to the holders of all classes or series of stock, and if offered to more than one class or series of stock, in such proportions as between such classes or series of stock as the Board of Directors, in its discretion, may determine.

Effective at 12:01 a.m. on [            ], 2017 (the “Effective Time”), every [            ] shares of Common Stock issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined, without any action on the part of the holder thereof, into one (1) validly issued, fully paid and non-assessable share of Common Stock (“New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. No stockholder of the Corporation shall transfer any fractional shares of Common Stock. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock. A holder of Old Common Stock who otherwise would be entitled to receive fractional shares of New Common Stock because they hold a number of shares of Old Common Stock not evenly divisible by the Reverse Stock Split ratio will be entitled to receive a cash payment equal to the product obtained by multiplying (a) the number of shares of Old Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest, by (b) the volume weighted average price of the Old Common Stock as reported on The Over the Counter Bulletin Board, or other principal market of the Old Common Stock, as applicable, on the date of the Effective Time of the Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Old Common Stock (“Old Certificates”), shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by the Old Certificate shall have been combined.”

3. The Certificate of Amendment has been duly adopted by the corporation’s Board of Directors and by the stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the approval of the corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

NOW, THEREFORE, the Corporation has caused this Certificate of Amendment to be signed this ____ day of ____, 2017.

POSITIVEID CORPORATION

By:
Name:
Title: